UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 5, 2022

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Donald E. Saunders provided notice of his retirement from the Board of Directors of Chemed Corporation (the “Corporation”), effective as of 5:00 ET August 5, 2022. The Corporation is filing the information under this item pursuant to Item 5.02(b).

On August 5th, 2022, the Board of Directors of the Corporation appointed John M. Mount, Jr. to the Board, Mr. Mount is the North America Sports and Entertainment Marketing Team Lead at the Coca-Cola Company.

At this time, the Board of Directors has not made any determination as to any committees on which Mr. Mount is expected to serve. Mr. Mount will receive the same compensation as the other non-employee members of the Board of Directors. The Corporation’s Director compensation program is described in the Corporation’s definitive proxy statement dated April 8, 2022.

There have not been any related person transactions with Mr. Mount, and there are no arrangements or understandings between Mr. Mount and any other person, pursuant to which Mr. Mount was elected as a director of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: August 5, 2022	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller